Exhibit 99.1

UNITED ONLINE REPORTS FOURTH-QUARTER

AND FISCAL 2004 RESULTS

Record Quarterly Revenues of $119.6 Million

Quarterly Operating Income of $19.0 Million

Record Quarterly Adjusted OIBDA of $30.0 Million

WOODLAND HILLS, Calif., February 9, 2005 – United Online, Inc. (Nasdaq: UNTD), a leading provider of consumer Internet subscription services, today reported results for its fourth quarter and fiscal year ended December 31, 2004.  On November 17, 2004, the company acquired Classmates Online, Inc. (“Classmates”), a leader in online community-based networking.  The results of the Classmates business are included in the company’s financial results from the date of acquisition.

Summary of December 2004 Quarter Results:

•      Total revenues for the quarter were a record $119.6 million, up 23% versus $96.9 million for the year-ago quarter.

•      Operating income for the quarter was $19.0 million, or 15.9% of revenues, up 1% versus operating income of $18.9 million, or 19.5% of revenues, in the year-ago quarter.

•      Adjusted operating income before depreciation and amortization (or “OIBDA”)(1) for the quarter was a record $30.0 million, or 25.1% of revenues, an increase of 23% versus adjusted OIBDA of $24.4 million, or 25.2% of revenues, in the year-ago quarter.

•      Pay accounts(2) increased by 1.59 million during the quarter to 4.8 million; subscriptions(3) increased by 1.64 million to 6.0 million; active accounts(2) totaled 15.2 million at December 31, 2004.  This data includes Classmates, which at closing had 1.45 million pay accounts (and subscriptions), and 8.7 million active accounts.

•      Net income for the quarter was $80.2 million, or $1.26 per share, versus $24.4 million, or $0.35 per share, for the year-ago quarter.  These results included a tax benefit of $68.6 million, or $1.07 per share in the quarter and $12.3 million, or $0.18 per share, in the prior-year quarter related to the recognition of a portion of the company’s deferred tax assets(4). Excluding these benefits, net income for the quarter was $11.6 million, or $0.18 per share, versus $12.1 million, or $0.18 per share, for the year-ago quarter.

•      Excluding the aforementioned tax benefits, adjusted net income(5) for the quarter was $16.6 million, or $0.26 per share, an increase of 15% versus adjusted net income of $14.5 million, or $0.21 per share, for the year-ago quarter.  Adjusted net income is calculated in a manner consistent with the analyst consensus estimate as reported by First Call.

•      Cash flows from operations were $31.7 million for the quarter, up 9% from $29.0 million for the year-ago quarter.

•      Free cash flow(6) for the quarter was $30.6 million, versus $25.5 million for the year-ago quarter.

Summary of Financial Results for the Year Ended December 31, 2004:

•      Total revenues for 2004 were a record $448.6 million, up 32% versus $339.2 million for the prior year.

•      Operating income for 2004 was a record $79.5 million, up 61% versus $49.5 million for the prior year.

•      Adjusted OIBDA(1) for 2004 was a record $113.6 million, or 25.3% of revenues, an increase of 55% versus adjusted OIBDA of $73.5 million, or 21.7% of revenues, for 2003.

•      Net income for 2004 was $117.5 million, or $1.79 per share, versus net income of $54.9 million, or $0.80 per share, for the prior year.  These results included tax benefits of $68.6 million, or $1.05 per share, in 2004 and $16.6 million, or $0.24 per share, in 2003.(4)  Excluding these tax benefits, net income for 2004 was $48.9 million, or $0.74 per share, versus $38.3 million, or $0.56 per share, for the prior year.

•      Excluding the aforementioned tax benefits, adjusted net income(5) for 2004, was a record $65.4 million, or $1.00 per share, an increase of 28% versus adjusted net income of $51.1 million, or $0.74 per share, for 2003.  Adjusted net income is calculated in a manner consistent with the analyst consensus estimate as reported by First Call.

•      The year-to-year comparability of net income and adjusted net income, excluding the aforementioned tax benefits, was impacted by an effective tax rate of approximately 40% in 2004 versus approximately 30% in 2003.(4)

•      Cash flows from operations were a record $124.0 million for 2004, a 49% increase versus $83.5 million for the prior year.

•      Free cash flow(6) for 2004 was a record $117.9 million, up 53% versus $77.0 million for 2003.

“Our fourth-quarter 2004 financial results were very strong, helping us deliver a third consecutive year of record profitability for United Online,” said Mark R. Goldston, chairman, CEO and president of United Online.  “We are extremely proud of these results and the efforts of the 742 United Online employees who worked so hard to help deliver them.  Our acquisition of Classmates and new product introductions helped further our strategy of diversifying beyond Internet access and nearly tripled our reach to more than 15 million active accounts.  We intend to continue to make long-term investments in new products and services while maintaining our focus and discipline on financial results.”

“The strength of United Online’s business model is demonstrated by our impressive growth in free cash flow, which increased over 50% in 2004 to $118 million,” said Charles S. Hilliard, executive vice president and CFO of United Online.  “This performance enabled us to make strategic investments in 2004 that helped drive our diversification strategy and strong fourth-quarter results.  While our NetZero branded access experienced growth in the fourth quarter, declines in our other access brands led to a net decrease of 11,000 pay access accounts. Throughout 2004, the vast majority of our marketing spend was devoted to our growing NetZero brand.”

Additional Highlights:

•      Billable services margin(7) was a record 78.7% for the December 2004 quarter, up from 73.5% for the year-ago quarter.

•      Annualized revenue per average employee(8) was $714,000 for the December 2004 quarter, versus $787,000 for the December 2003 quarter.

•      Cash balances at December 31, 2004 were $232.8 million, including cash, cash equivalents and short-term investments.  On December 14, 2004, the company borrowed $100 million under a senior secured term loan facility priced at LIBOR plus 300 basis points, excluding fees and expenses.

•      The company repurchased 5.6 million shares of its common stock in 2004 at an aggregate cost of $74.5 million.  This included 37,754 shares repurchased in a modified Dutch auction tender offer completed on December 13, 2004.  Under a Board-approved program, the company can repurchase up to an additional $75 million of its common stock through May 31, 2005.

•      In November 2004, the company acquired Classmates, a leader in online community-based networking (www.classmates.com), connecting millions of members throughout the U.S. and Canada with friends and acquaintances from school, work and the military. Its Classmates International subsidiary also operates leading community-based networking sites in Sweden, through Klasstraffen Sweden AB (www.klasstraffen.com), and in Germany, through StayFriends GmbH (www.stayfriends.de).

•      In April 2004, the company acquired the consumer Web-hosting business of About, Inc., a wholly owned subsidiary of PRIMEDIA Inc. (NYSE: PRM).  It offers consumers a variety of affordable personal Web-site services, including hosting, domain and email services.

Business Outlook:

The following forward-looking information includes certain projections made by management as of the date of this release.  United Online does not intend to revise or update this information and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected.  Factors include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.”  These and other factors are discussed in more detail in the company’s filings with the Securities and Exchange Commission.

Following is the company’s current guidance for the March 2005 quarter and the year ending December 31, 2005.  The stock-based charges and weighted average diluted shares outlook for both periods presented exclude the impact of issuing additional employee equity awards and the adoption of Financial Accounting Standards Board (“FASB”) Statement 123R Share Based Payments which will be effective July 1, 2005:

(in millions)	Mar’05 Q Est.	CY 2005 Est.
Operating income	$19.7 - $20.7	$84.1 - $91.1
Depreciation	3.7	16.7
Amortization	5.6	19.9
Stock-based charges	1.0	3.3
Adjusted operating income before depreciation and amortization(1)	$30.0 - $31.0	$124.0 - $131.0

Weighted average diluted shares	64.5 – 65.0	65.0 – 66.0

•      Total revenues for the March 2005 quarter are estimated to be between $126 million and $129 million.

•      The company estimates that total pay accounts will increase to between 4.85 million and 4.95 million by March 31, 2005.

(1) Adjusted operating income before depreciation and amortization (adjusted OIBDA) is defined as operating income before depreciation, amortization, stock-based compensation and, in certain periods as reflected in the accompanying tables, facility exit costs, and restructuring and merger-related charges.  Management believes that because adjusted OIBDA excludes certain items that either do not impact the company’s cash flows or which management believes are not reflective of the company’s core operating results over time, this measure provides investors with additional useful information to measure the company’s performance, particularly with respect to changes in performance from period to period, and to assess the company’s ability to make capital expenditures, fund working capital requirements, incur and repay indebtedness, and fund strategic initiatives.  Management also uses adjusted OIBDA for these purposes, as well as to allocate resources in managing the company’s business.  The company’s Board of Directors uses this measure in determining certain compensation incentives for certain members of the company’s management.  Adjusted OIBDA is not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  Reconciliations to the most directly comparable GAAP financial measure are provided in the accompanying tables.

(2) A pay account represents a unique billing relationship with a customer who subscribes to one or more of the company’s services.  A pay account does not equate to a unique subscriber since one subscriber could have several pay accounts.  Active accounts are defined as all free access, community-based network and email users that logged on to our services at least once during the preceding 31 days, together with all pay accounts.  Additionally, active accounts include the number of free Web sites that received at least one unique visitor within the preceding 90 days.  A table entitled “Analysis of Pay Accounts and Subscriptions” is presented elsewhere in this release.

(3) A subscription represents a unique subscription to any individual pay service offered by the company.  Internet access and accelerated dial-up are counted as two subscriptions, although most subscribers to the accelerated service purchase it bundled with our standard Internet access.  A table entitled “Analysis of Pay Accounts and Subscriptions” is presented elsewhere in this release.

(4) The company has future tax benefits, or deferred tax assets, associated with historical net operating losses that, because they were reserved by a valuation allowance, were not previously reported in full on its balance sheet.  In the June 2003, December 2003 and December 2004 quarters, the company released portions of the valuation allowance, which resulted in (i) the recognition of net deferred tax assets on its balance sheet, (ii) the recording of a tax benefit on its income statement in each of these quarters (and for fiscal years 2003 and 2004), (iii) an increase in its effective tax rate beginning in the September 2003 quarter, and (iv) an adjustment to goodwill and intangible assets reflecting the recognition of deferred tax assets associated with Juno Online Services prior to the merger with NetZero, Inc.  As of December 31, 2004, the company has released substantially all of the valuation allowance.  Neither the tax benefit from the release nor the increase in the effective tax rate have impacted, or will impact, the amount of cash paid for income taxes.

(5) Adjusted net income is defined as net income before the after-tax effect of amortization of intangible assets, stock-based compensation, facility exit costs, merger-related charges and the tax benefit related to the recognition of the company’s deferred tax assets.  Management believes that adjusted net income provides investors with additional useful information to measure the company’s financial performance, particularly from period to period, exclusive of certain non-cash expenses and other items which management believes are not reflective of the company’s core operating results over time.  Management also uses adjusted net income for these purposes.  Adjusted net income is not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  Reconciliations to the most directly comparable GAAP financial measure are provided in the accompanying tables.

(6) Free cash flow is defined as net cash provided by operating activities before cash paid for relocation costs and restructuring and merger-related costs, less capital expenditures.  Management believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the company’s operating cash flows after investing in capital assets, and excludes the cash impact of items which management believes are not reflective of the company’s core operating results over time.  This measure is used by management, and may also be useful for investors, to assess the company’s ability to generate cash flow for a variety of strategic opportunities, including reinvestment in the business, effecting potential acquisitions, strengthening the balance sheet, and effecting share repurchases.  Free cash flow is not determined in accordance with generally accepted accounting principles (GAAP) and should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.  Reconciliations to the most directly comparable GAAP financial measure are provided in the accompanying tables.

(7) Billable services margin represents billable services revenues less cost of billable services divided by billable services revenues.

(8) Annualized revenue per average employee represents annualized total revenues for the period divided by the average number of employees during that period.

About United Online

United Online, Inc. (Nasdaq:UNTD) is a leading provider of consumer Internet subscription services through a number of brands, including NetZero, Juno and Classmates. The company’s pay services include Internet access, accelerated dial-up services, premium email, personal Web-hosting and domain services and community-based networking. It also offers consumers free Internet access, email and Web hosting. The company’s access services are available in more than 8,200 cities across the United States and in Canada. At December 31, 2004, United Online had 742 employees worldwide.  United Online is headquartered in Woodland Hills, CA, with offices in New York City, NY, Renton, WA, San Francisco, CA, Orem, UT, and Hyderabad, India. For more information about United Online and its Internet subscription services, please visit http://www.untd.com.

United Online will be hosting a conference call today at 2:00PM PT (5:00PM ET) to discuss its quarterly results.  A live Web cast of the call can be accessed on the Investors section of the company’s Web site at www.untd.com.  A recording of the call will be available on the site for seven days.

Cautionary Information Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Statements containing words such as “guidance,” “may,” “believe,” “will,” “expect,” “project,” “projections,” “business outlook” and “estimate” or similar expressions constitute forward-looking statements.  These statements include, without limitation, expectations regarding: guidance for future financial performance; growth in pay accounts; weighted average diluted shares; depreciation and amortization; stock-based compensation; and future tax rates and benefits.  Actual results may differ materially from those predicted and reported results should not be considered an indication of future performance.  Potential risks and uncertainties include, among others: the effect of competition, including adoption of broadband services and changes in the company’s pricing or competitors’ pricing, and the use of promotional offers to acquire or retain subscribers; the company’s inability to retain its existing subscribers and the rate at which new subscribers sign up for the company’s services; changes in the mix of pay accounts; the effects of seasonality and changes in Internet usage; changes in the projected number of weighted average diluted shares due to the issuance of stock and stock options, stock repurchases, fluctuations in the company’s stock price or other factors; changes in the projected amortization and depreciation figures due to capital spending or other factors; changes in usage by subscribers, additional telecommunications costs or other factors negatively impacting the company’s billable services margin; changes in active free accounts; the company’s inability to maintain its agreements with telecommunications providers on attractive terms; the company’s ability to successfully integrate acquisitions, including Classmates Online; problems associated with the company’s billing systems; the company’s inability to retain key customers and key personnel; unanticipated technological problems or developments; risks associated with litigation; and unanticipated governmental regulation. From time to time, the company considers acquisitions that, if consummated, could be material.  Forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition is consummated during the relevant periods.  If an acquisition were consummated, actual results could differ materially from any forward-looking statements. More information about potential factors that could affect the company’s business and financial results is included in the company’s annual and quarterly reports filed with the Securities and Exchange Commission (http://www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”

Investor Contact:

Brent Zimmerman

United Online, Inc.

818-287-3350

investor@untd.com

Press Contacts:

Liz Gengl

United Online, Inc.

818-287-3076

pr@untd.com

Peter Delgrosso

United Online, Inc.

818-287-3388

pr@untd.com

UNITED ONLINE, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2004	December 31, 2003

ASSETS
Cash, cash equivalents and short-term investments	$232,793	$203,723
Accounts receivable, net	17,534	14,065
Deferred tax assets, net	76,203	26,373
Property and equipment, net	27,006	13,428
Goodwill and intangible assets, net	147,016	40,268
Other assets	19,300	10,022
Total assets	$519,852	$307,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$45,379	$31,388
Accrued liabilities	18,320	14,028
Deferred revenue	50,954	24,639
Capital leases	1,319	—
Term loan	100,000	—
Other liabilities	2,181	—
Total liabilities	218,153	70,055

Stockholders’ equity	301,699	237,824

Total liabilities and stockholders’ equity	$519,852	$307,879

UNITED ONLINE, INC.

Unaudited Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Revenues:
Billable services	$108,530	$87,993	$410,821	$306,086
Advertising and commerce	11,090	8,955	37,796	33,079
Total revenues	119,620	96,948	448,617	339,165

Operating expenses:
Cost of billable services	23,096	23,285	94,983	92,781
Cost of free services	2,474	1,869	7,393	9,659
Sales and marketing	47,962	36,587	178,905	120,611
Product development	7,966	5,368	27,422	21,879
General and administrative	10,918	7,014	37,569	29,059
Stock-based compensation (1)	517	—	2,449	42
Amortization of intangible assets	7,651	3,964	20,403	15,856
Restructuring charges	—	—	—	(215)
Total operating expenses	100,584	78,087	369,124	289,672

Operating income	19,036	18,861	79,493	49,493

Interest and other income, net	646	1,224	3,936	4,636

Income before income taxes	19,682	20,085	83,429	54,129

Benefit for income taxes	(60,507)	(4,340)	(34,051)	(754)

Net income	$80,189	$24,425	$117,480	$54,883

Basic net income per share	$1.33	$0.38	$1.91	$0.87
Diluted net income per share	$1.26	$0.35	$1.79	$0.80

Shares used to calculate basic net income per share	60,307	64,166	61,404	63,369
Shares used to calculate diluted net income per share	63,870	68,878	65,598	68,752
Shares outstanding at end of period	61,074	63,944	61,074	63,944

(1) Stock-based compensation is allocated as follows:

Cost of billable services	$16	$—	$16	$4
Sales and marketing	(255)	—	76	8
Product development	32	—	32	2
General and administrative	724	—	2,325	28
Total stock-based compensation	$517	$—	$2,449	$42

UNITED ONLINE, INC.

Unaudited Condensed Consolidated Statement of Cash Flows

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income:	$80,189	$24,425	$117,480	$54,883
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and stock-based compensation	10,936	5,545	31,600	23,809
Deferred taxes, tax benefits and other	(58,931)	(4,396)	(35,317)	(446)
Change in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	(723)	(1,310)	220	(2,753)
Other assets	(674)	398	(4,122)	(2,897)
Accounts payable and accrued liabilities	1,272	3,945	11,356	6,386
Other liabilities	706	—	1,895	—
Deferred revenue	(1,034)	382	848	4,482
Net cash provided by operating activities	31,741	28,989	123,960	83,464

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	(37,441)	(44,308)	(122,152)	(93,687)
Proceeds from maturities and sales of short-term investments	74,059	46,947	149,737	55,602
Purchases of rights, patents and trademarks	(10)	—	(926)	—
Proceeds from the sale of cost-basis investment	—	—	—	750
Cash paid for acquistions, net of cash acquired	(98,168)	—	(110,102)	—
Purchases of property and equipmen	(1,312)	(3,482)	(12,510)	(8,425)
Proceeds from sales of assets, net	—	—	92	—
Net cash used for investing activities	(62,872)	(843)	(95,861)	(45,760)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital leases	(166)	(12)	(166)	(696)
Repayments of notes receivable from stockholders	—	—	—	1,597
Proceeds from term loan and line of credit, net	107,569	—	107,569	—
Payments on line of credit	(10,300)	—	(10,300)	—
Proceeds from employee stock purchase plan	1,409	1,679	3,045	2,698
Repurchases of common stock	(792)	(40,002)	(74,509)	(45,614)
Proceeds from exercises of stock options	992	951	6,015	12,244
Net cash provided by (used for) financing activities	98,712	(37,384)	31,654	(29,771)

Change in cash and cash equivalents	67,581	(9,238)	59,753	7,933
Cash and cash equivalents, beginning of period	63,406	80,472	71,234	63,301
Cash and cash equivalents, end of period	$130,987	$71,234	$130,987	$71,234

UNITED ONLINE, INC.

Reconciliation of Net Income to Adjusted Net Income (5)

(in thousands, except per-share data)

	Three Months Ended December 31, 2004				Three Months Ended December 31, 2003
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Revenues:
Billable services	$108,530	$—		$108,530	$87,993	$—		$87,993
Advertising and commerce	11,090	—		11,090	8,955	—		8,955
Total revenues	119,620	—		119,620	96,948	—		96,948
Operating expenses:
Cost of billable services	23,096	—		23,096	23,285	—		23,285
Cost of free services	2,474	—		2,474	1,869	—		1,869
Sales and marketing	47,962	—		47,962	36,587	—		36,587
Product development	7,966	—		7,966	5,368	—		5,368
General and administrative	10,918	(10	)(a)	10,908	7,014	—		7,014
Stock-based compensation	517	(517	)(b)	—	—	—		—
Amortization of intangible assets	7,651	(7,651	)(c)	—	3,964	(3,964	)(c)	—
Total operating expenses	100,584	(8,178)		92,406	78,087	(3,964)		74,123

Operating income	19,036	8,178		27,214	18,861	3,964		22,825

Interest and other income, net	646	—		646	1,224	—		1,224

Income before income taxes	19,682	8,178		27,860	20,085	3,964		24,049

Provision for income taxes	(60,507)	71,722	(d)	11,215	(4,340)	13,883	(d)	9,543

Net income	$80,189	$(63,544)		$16,645	$24,425	$(9,919)		$14,506

Basic net income per share	$1.33			$0.28	$0.38			$0.23
Diluted net income per share	$1.26			$0.26	$0.35			$0.21

Shares used to calculate basic net income per share	60,307			60,307	64,166			64,166
Shares used to calculate diluted net income per share	63,870			63,870	68,878			68,878
Shares outstanding at end of period	61,074			61,074	63,944			63,944

(a)  Elimination of facility-exit costs incurred as a result of the relocation of the Company’s corporate offices.

(b)  Elimination of stock-based compensation.

(c)  Elimination of amortization of intangible assets.

(d)  Elimination of benefit recognized for deferred tax assets and income tax effect of adjusting entries.

UNITED ONLINE, INC.

Reconciliation of Net Income to Adjusted Net Income (5)

(in thousands, except per-share data)

	Year Ended December 31, 2004				Year Ended December 31, 2003
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Revenues:
Billable services	$410,821	$—		$410,821	$306,086	$—		$306,086
Advertising and commerce	37,796	—		37,796	33,079	—		33,079
Total revenues	448,617	—		448,617	339,165	—		339,165
Operating expenses:
Cost of billable services	94,983	—		94,983	92,781	(37	)(d)	92,744
Cost of free services	7,393	—		7,393	9,659	—		9,659
Sales and marketing	178,905	—		178,905	120,611	(26	)(d)	120,585
Product development	27,422	—		27,422	21,879	(265	)(d)	21,614
General and administrative	37,569	(3,257	)(a)	34,312	29,059	(106	)(d)	28,953
Stock-based compensation	2,449	(2,449	)(b)	—	42	(42	)(b)	—
Amortization of intangible assets	20,403	(20,403	)(c)	—	15,856	(15,856	)(c)	—
Restructuring charges	—	—		—	(215)	215		—
Total operating expenses	369,124	(26,109)		343,015	289,672	(16,117)		273,555

Operating income	79,493	26,109		105,602	49,493	16,117		65,610

Interest and other income, net	3,936	—		3,936	4,636	—		4,636

Income before income taxes	83,429	26,109		109,538	54,129	16,117		70,246

Provision for income taxes	(34,051)	78,230	(e)	44,179	(754)	19,944	(e)	19,190

Net income	$117,480	$(52,121)		$65,359	$54,883	$(3,827)		$51,056

Basic net income per share	$1.91			$1.06	$0.87			$0.81
Diluted net income per share	$1.79			$1.00	$0.80			$0.74

Shares used to calculate basic net income per share	61,404			61,404	63,369			63,369
Shares used to calculate diluted net income per share	65,598			65,598	68,752			68,752
Shares outstanding at end of period	61,074			61,074	63,944			63,944

(a)  Elimination of facility-exit costs incurred as a result of the relocation of the Company’s corporate offices.

(b)  Elimination of stock-based compensation.

(c)  Elimination of amortization of intangible assets.

(d)  Elimination of merger-related charges.

(e)  Elimination of benefit recognized for deferred tax assets and income tax effect of adjusting entries.

UNITED ONLINE, INC.

Reconciliation of Non-GAAP Financial Data

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Adjusted Operating Income Before Depreciation and Amortization (1)
Operating income	$19,036	$18,861	$79,493	$49,493
Depreciation	2,768	1,581	8,003	7,911
Amortization	7,651	3,964	20,403	15,856
Operating income before depreciation and amortization	29,455	24,406	107,899	73,260
Stock-based compensation	517	—	2,449	42
Restructuring and merger-related charges (a)	—	—	—	219
Facility-exit costs (b)	10	—	3,257	—

Adjusted operating income before depreciation and amortization	$29,982	$24,406	$113,605	$73,521

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Free Cash Flow (6)
Net cash provided by operating activities	$31,741	$28,989	$123,960	$83,464
Add (deduct):
Capital expenditures	(1,312)	(3,482)	(12,510)	(8,425)
Cash paid for restructuring and merger-related charges (a)	—	—	—	1,915
Cash paid for relocation costs (c)	200	—	6,410	—
Free cash flow	$30,629	$25,507	$117,860	$76,954

(a) Represents restructuring and merger-related costs incurred in connection with the merger of Juno and NetZero and the acquisition of certain assets of BlueLight.com.  These costs are primarily attributable to stay bonuses, contract termination fees, write-off of leasehold improvements and employee severance payments.

(b) Represents costs incurred in connection with the relocation of the Company’s corporate offices.  These costs are primarily attributable to lease termination fees and accelerated depreciation incurred in connection with terminated leases.

(c) Represents cash payments made in connection with the relocation of the Company’s corporate offices.  These payments relate primarily to lease termination fees and capital expenditures for the new corporate offices.

UNITED ONLINE, INC.

Selected Quarterly Historical Financial Data and Key Metrics (a)

(in thousands, except per share amounts, number of employees and where noted)

	Dec. 31, 2004	Sep. 30, 2004	Jun. 30, 2004	Mar. 31, 2004	Dec. 31, 2003
Total revenues	$119,620	$110,704	$110,618	$107,675	$96,948
Net income	$80,189	$12,620	$12,310	$12,361	$24,425
Net income per diluted share	$1.26	$0.19	$0.19	$0.18	$0.35
Pay accounts(2)	4,826	3,232	3,189	3,095	2,892
Active accounts (2) (in millions)	15.2	6.6	6.8	5.4	5.3
Number of employees at end of period	742	598	582	504	499
Annualized revenue per average employee (8)	$714	$751	$815	$859	$787

(a)  More information on the financial results for these quarters can be found in the company’s filings with the Securities and Exchange Commission.

UNITED ONLINE, INC.

Analysis of Pay Accounts (a) and Subscriptions

(in thousands)

	Dec. 31, 2004	Sep. 30, 2004	Jun. 30, 2004	Mar. 31, 2004	Dec. 31, 2003
Internet access	3,100	3,111	3,102	3,083	2,890
Other Web services	2,886	1,239	1,125	924	645
Total subscriptions (b)	5,986	4,350	4,227	4,007	3,535

Total pay accounts (c)	4,826	3,232	3,189	3,095	2,892
Accelerator penetration (d)	36%	35%	32%	29%	22%

(a) A pay account represents a unique billing relationship with a customer who subscribes to one or more of the company’s services.  A pay account does not equate to a unique subscriber since one subscriber could have several accounts.

(b) A subscription represents a unique subscription to any individual pay service offered by the company.  Internet access and accelerated dial-up are counted as two subscriptions, although most subscribers to the accelerated service purchase it bundled with our standard Internet access.  Individual pay services include Internet access, community-based networking, accelerator services, premium email, Web-hosting and domain name registration, and premium content subscriptions.

(c) Total pay accounts include Internet access, community-based networking, premium email, Web-hosting and domain name registration, and premium content accounts.

(d) Defined as accelerator subscriptions divided by Internet access subscriptions.